Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
John Neale	Laurie Berman | Matt Sheldon
QAD Senior Vice President and Treasurer	PondelWilkinson Inc.
805.566.5117	310.279.5980
investor@qad.com	pwinvestor@pondel.com

QAD Reports Fiscal 2016 Second Quarter and Year-to-Date Financial Results

SANTA BARBARA, Calif. – August 26, 2015 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise business software and services for global manufacturing companies, today reported financial results for the fiscal 2016 second quarter and first half ended July 31, 2015.

Total revenue was $71.3 million for the second quarter of fiscal 2016, compared with $73.1 million for the second quarter of fiscal 2015. On a constant currency basis, total revenue grew approximately 5 percent from the prior-year quarter. Currency had a $5.6 million negative impact on total revenue.

Additional fiscal 2016 second quarter financial results, compared with last year’s second fiscal quarter include:
•	Subscription revenue of $9.1 million, up from $6.4 million. Subscription revenue increased approximately 46 percent in constant currency.
•	License revenue of $8.6 million, compared with $9.0 million. License revenue improved approximately 4 percent in constant currency.
•	Professional services revenue of $19.8 million, versus $21.5 million. Professional services revenue was flat in constant currency.
•	Maintenance and other revenue of $33.8 million, compared with $36.1 million. Maintenance and other revenue increased 1 percent in constant currency.
•	GAAP net income of $1.6 million, or $0.09 per diluted Class A share and $0.07 per diluted Class B share, compared with $985,000, or $0.06 per diluted Class A share and $0.05 per diluted Class B share. Weighted average Class A shares outstanding increased approximately 20 percent year-over-year.
•	Non-GAAP net income (defined as GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap and certain income tax adjustments) of $3.6 million, or $0.19 per diluted Class A share and $0.16 per diluted Class B share, compared with $2.6 million, or $0.16 per diluted Class A share and $0.13 per diluted Class B share.

“QAD had a solid second quarter, with continuing global expansion in the cloud. We had notable growth in cloud customers in the life sciences vertical, and the automotive sector was a strong contributor to license revenue,” said Karl Lopker, Chief Executive Officer of QAD Inc. “We are steadily growing our global cloud footprint, and QAD is well positioned to take advantage of additional opportunities given our strong focus on, and success with, multinational businesses.”

Gross profit for the fiscal 2016 second quarter totaled $38.7 million, or 54 percent of total revenue, versus $39.8 million, or 55 percent of total revenue, for the fiscal 2015 second quarter.

QAD Inc.
2-2-2

Total operating expenses amounted to $36.3 million, or 51 percent of total revenue, for the second quarter of fiscal 2016, compared with $37.8 million, or 52 percent of total revenue, for same period one year ago.

Operating income for the second quarter of fiscal 2016 grew to $2.3 million, which included $2.4 million in stock compensation expense. Operating income for the second quarter of fiscal 2015 was $2.1 million, which included $1.7 million in stock compensation expense.

For the first six months of fiscal 2016, total revenue was $140.6 million, compared with $141.5 million for the first six months of fiscal 2015. The company reported GAAP net income of $2.2 million, or $0.12 per diluted Class A share and $0.10 per diluted Class B share, for the first half of fiscal 2016, versus $909,000, or $0.06 per diluted Class A share and $0.05 per diluted Class B share, for the first half of fiscal 2015. Non-GAAP net income was $5.2 million, or $0.28 per diluted Class A share and $0.23 per diluted Class B share, for the six months ended July 31, 2015, compared with $3.5 million, or $0.21 per diluted Class A share and $0.18 per diluted Class B share, for the same period last year.

QAD’s cash and equivalents balance rose to $130.1 million at July 31, 2015, up from $120.5 million at January 31, 2015. Cash provided by operations for the fiscal 2016 year-to-date period was $9.2 million, compared with $5.5 million for the fiscal 2015 year-to-date period.

Fiscal 2016 Second Quarter Operational Highlights:
•	Received orders from 22 customers representing more than $500,000 each in combined license, maintenance, subscription and professional services billings, including five orders in excess of $1.0 million;
•	Received license or cloud orders from companies across QAD’s six vertical markets, including: Amcor Ltd., Amtico Holding Ltd., B&H Photo & Video, Carl Zeiss AG, CoorsTek, Inc., Eaton Corporation, Entellus Medical, Johnson Controls, Inc., Lush Manufacturing, Ltd., Mahle Compressores do Brasil, Mayne Pharma Group Ltd, Metalsa, S.A. de C.V, Physio-Control Inc., Rexel Group, Schlumberger Limited, TRW Automotive, and Yanfeng Visteon;
•	Completed one of the most comprehensive and stringent software validation processes in the automotive industry by achieving Honda “Approved Software” status for its QAD Cloud EDI solution;
•	Extended Australian cloud footprint through expansion of data center services in the region;
•	Selected by Business Intelligence Group as a finalist for Cloud Company of the Year at the annual Stratus Awards, making QAD the only cloud ERP provider to gain that honor; and
•	Won a new cloud customer at the company’s DynaSys division, giving all of QAD’s divisions cloud customers.

Business Outlook
For the third quarter of fiscal 2016, QAD expects:
•	Total revenue of approximately $72 million, including approximately $9.5 million of subscription revenue.
•	GAAP earnings per share of approximately $0.13 per diluted Class A share and $0.11 per diluted Class B share.
•	Non-GAAP earnings per share of approximately $0.21 per diluted Class A share and $0.18 per diluted Class B share.

QAD Inc.
3-3-3

For fiscal 2016, QAD expects:
•	Total revenue of approximately $295 million, including approximately $38 million of subscription revenue.
•	Stock compensation expense of approximately $7.6 million.
•	GAAP earnings per share of approximately $0.49 per diluted Class A share and $0.41 per diluted Class B share.
•	Non-GAAP earnings per share of approximately $0.84 per diluted Class A share and $0.70 per diluted Class B share.

Calculation of Earnings Per Share
EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2016 Second Quarter Conference Call

When:	Wednesday, August 26, 2015
Time:	1:30 p.m. PT (4:30 p.m. ET)
Phone:	800-398-9367 (domestic); 612-332-0718 (international)
Replay:	Accessible through midnight September 2, 2015
800-475-6701 (domestic); 320-365-3844 (international); passcode 363147
Webcast:	Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures
QAD has disclosed adjusted EBITDA, adjusted EBITDA margins, non-GAAP net income and non-GAAP earnings per diluted share in this press release for second quarters and first six months of fiscal 2016 and fiscal 2015. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:
•	Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.
•	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
•	Non-GAAP net income - GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap and certain income tax adjustments.
•	Non-GAAP earnings per diluted share - Non-GAAP net income allocated to Class A and Class B shares divided by the weighted average diluted shares outstanding of each class.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company. A table providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures is included at the end of this press release.

QAD Inc.
4-4-4

QAD non-GAAP measures reflect adjustments based on the following items:

EBITDA: The company reports EBITDA as a non-GAAP metric by excluding the effect of net interest expense, income tax expense, depreciation and amortization from net income because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes providing an EBITDA calculation is a more useful comparison of its operating results to the operating results of its peers.

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP net income and non-GAAP earnings per diluted share calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangibles: The company amortizes purchased intangibles in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangibles which includes purchased technology, customer relationships, trade names and other intangibles from its non-GAAP net income and non-GAAP earnings per diluted share calculations, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangibles provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP net income and non-GAAP earnings per diluted share calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Income tax adjustments: Beginning in fiscal 2016, the company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting the long-term rate the company evaluated four years of historical and expected results excluding the impact of the following non-cash items: stock-based compensation expense, amortization of purchased intangibles and the change in fair value of the interest rate swap. The projected rate assumes no new acquisitions and takes into account other factors including the current tax structure, existing tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. The non-GAAP tax rate is 25%. The company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix, acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

QAD Inc.
5-5-5

About QAD
QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models as on-premise software, in the cloud with QAD Cloud ERP or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000 or visit www.qad.com.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the Company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

-- Financial Tables Follow --

QAD Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Revenue:
License fees	$8,560	$8,963	$15,411	$15,615
Subscription fees	9,145	6,442	18,564	12,634
Maintenance and other	33,833	36,120	67,216	72,196
Professional services	19,753	21,525	39,365	41,090
Total revenue	71,291	73,050	140,556	141,535
Cost of revenue:
License	972	1,153	1,901	2,053
Subscription	5,162	4,212	10,226	7,998
Maintenance and other	7,907	8,253	15,684	16,423
Professional services	18,587	19,601	36,915	38,176
Total cost of revenue	32,628	33,219	64,726	64,650
Gross profit	38,663	39,831	75,830	76,885
Operating expenses:
Sales and marketing	16,982	17,421	34,127	33,898
Research and development	10,590	10,902	21,247	22,097
General and administrative	8,602	9,265	17,043	18,169
Amortization of intangibles from acquisitions	166	179	330	359
Total operating expenses	36,340	37,767	72,747	74,523
Operating income	2,323	2,064	3,083	2,362
Other (income) expense:
Interest income	(87)	(56)	(144)	(113)
Interest expense	190	232	373	413
Other (income) expense, net	(413)	(118)	(532)	108
Total other (income) expense, net	(310)	58	(303)	408
Income before income taxes	2,633	2,006	3,386	1,954
Income tax expense	1,002	1,021	1,206	1,045
Net income	$1,631	$985	$2,180	$909

Diluted net income per share
Class A	$0.09	$0.06	$0.12	$0.06
Class B	$0.07	$0.05	$0.10	$0.05

Diluted Weighted Shares
Class A	16,261	13,505	16,160	13,472
Class B	3,284	3,273	3,282	3,273

QAD Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	July 31, 2015	January 31, 2015
Assets
Current assets:
Cash and equivalents	$130,085	$120,526
Accounts receivable, net	45,957	78,887
Deferred tax assets, net	8,937	9,313
Other current assets	14,617	14,799
Total current assets	199,596	223,525

Property and equipment, net	32,685	33,154
Capitalized software costs, net	1,973	2,485
Goodwill	10,722	10,911
Long-term deferred tax assets, net	10,298	9,680
Other assets, net	3,160	3,614

Total assets	$258,434	$283,369

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$413	$406
Accounts payable and other current liabilities	35,284	48,637
Deferred revenue	82,505	102,721
Total current liabilities	118,202	151,764

Long-term debt	14,469	14,680
Other liabilities	4,200	5,219

Stockholders' equity:
Common stock	21	20
Additional paid-in capital	192,800	185,546
Treasury stock	(19,220)	(22,977)
Accumulated deficit	(43,948)	(43,465)
Accumulated other comprehensive loss	(8,090)	(7,418)
Total stockholders' equity	121,563	111,706

Total liabilities and stockholders' equity	$258,434	$283,369

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six Months Ended July 31,
	2015	2014

Net cash provided by operating activities	$9,157	$5,465

Cash flows from investing activities:
Purchase of property and equipment	(1,664)	(1,473)
Capitalized software costs	(39)	(123)
Other	11	-
Net cash used in investing activities	(1,692)	(1,596)

Cash flows from financing activities:
Repayments of debt	(204)	(194)
Tax payments, net of proceeds, related to stock awards	(2,165)	(2,247)
Excess tax benefits from share-based payment arrangements	1,078	133
Payment of contingent liability associated with acquisitions	(750)	(471)
Cash dividends paid	(2,609)	(2,216)
Proceeds from issuance of common stock, net of issuance costs	8,365	-
Net cash provided by (used in) financing activities	3,715	(4,995)

Effect of exchange rates on cash and equivalents	(1,621)	481
Net increase (decrease) in cash and equivalents	9,559	(645)
Cash and equivalents at beginning of period	120,526	75,984
Cash and equivalents at end of period	$130,085	$75,339

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014

Total revenue	$71,291	$73,050	$140,556	$141,535

Net income	1,631	985	2,180	909
Add back:
Net interest expense	103	176	229	300
Depreciation	974	927	1,973	1,851
Amortization	456	492	908	984
Income taxes	1,002	1,021	1,206	1,045
EBITDA	$4,166	$3,601	$6,496	$5,089
Add back:
Non-cash stock-based compensation	2,431	1,709	3,737	2,585
Change in fair value of interest rate swap	(106)	61	(351)	107
Adjusted EBITDA	$6,491	$5,371	$9,882	$7,781
Adjusted EBITDA margin	9%	7%	7%	5%

Non-GAAP net income reconciliation

Net income	$1,631	$985	$2,180	$909
Add back:
Non-cash stock-based compensation	2,431	1,709	3,737	2,585
Amortization of purchased intangible assets	345	378	689	756
Change in fair value of interest rate swap	(106)	61	(351)	107
Income tax adjustments	(668)	(537)	(1,019)	(862)
Non-GAAP net income	$3,633	$2,596	$5,236	$3,495

Non-GAAP earnings per diluted Class A share reconciliation

Earnings per diluted Class A share	$0.09	$0.06	$0.12	$0.06
Add back:
Non-cash stock-based compensation	0.13	0.11	0.20	0.16
Amortization of purchased intangible assets	0.02	0.02	0.03	0.04
Change in fair value of interest rate swap	(0.01)	0.00	(0.02)	0.00
Income tax adjustments	(0.04)	(0.03)	(0.05)	(0.05)
Non-GAAP earnings per diluted Class A share	$0.19	$0.16	$0.28	$0.21

Shares used in computing earnings per diluted Class A share	16,261	13,505	16,160	13,472

Non-GAAP earnings per diluted Class B share reconciliation

Earnings per diluted Class B share	$0.07	$0.05	$0.10	$0.05
Add back:
Non-cash stock-based compensation	0.11	0.09	0.17	0.13
Amortization of purchased intangible assets	0.01	0.02	0.03	0.04
Change in fair value of interest rate swap	(0.00)	0.00	(0.02)	0.01
Income tax adjustments	(0.03)	(0.03)	(0.05)	(0.05)
Non-GAAP earnings per diluted Class B share	$0.16	$0.13	$0.23	$0.18

Shares used in computing earnings per diluted Class B share	3,284	3,273	3,282	3,273